UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPDR® Gold Trust Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Record Date: June 9, 2014

Vote Cut-off Date: a sufficient number of consents to approve both proposals were received on February 25, 2015. As a result, the Consent Solicitation, and the period during which consents could be revoked, concluded on February 25, 2015.

Additional Materials:

Item 1. Notice of completion of the consent solicitation – Hong Kong
Item 2. Translation of notice of completion of the consent solicitation – Japan

Item 1

IMPORTANT: This document is important and requires your immediate attention. If you are in doubt or have questions about the contents of this document, you should seek independent professional advice.

The Stock Exchange of Hong Kong Limited, Hong Kong Securities Clearing Company Limited, Hong Kong Exchanges and Clearing Limited and the Securities and Futures Commission take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.

SPDR® GOLD TRUST

(the “Trust”)

(A collective investment scheme authorised under

Section 104 of the Securities and Futures Ordinance (Cap. 571) of Hong Kong1)

(Stock Code: 2840)

NOTICE OF RESULT OF SOLICITATION FOR CONSENT

TO AMEND THE TRUST INDENTURE OF THE TRUST

Terms not otherwise defined in this notice shall have the meanings defined in the trust indenture, as amended, of the Trust.

Dear Shareholder:

On June 19, 2014, the sponsor of the SPDR® Gold Trust (the “Trust”) solicited the consent of the shareholders of the Trust to approve two proposals, all of which were approved by the requisite 51% majority of the Trust’s shareholders. The proposals are described in more detail in the Trust’s Notice of Consent Solicitation ( the “Consent Solicitation”) filed with the Securities and Exchange Commission, the Hong Kong Securities and Futures Commission and posted on the Hong Kong Stock Exchange on June 19, 2014.

A sufficient number of consents to approve both proposals described below were received on February 25, 2015. As a result, the Consent Solicitation, and the period during which consents could be revoked, concluded on February 25, 2015.

Proposal 1:

The proposal to approve amendments to the Trust Indenture that change the manner in which the ordinary fees and expenses of the Trust are paid such that, in return for a payment to the Sponsor of 0.40% per year of the daily net asset value of the Trust, the Sponsor will be responsible for all other ordinary fees and expenses of the Trust, as described in the Consent Solicitation Statement, was approved based on the following votes:

[1]	Securities and Futures Commission’s authorization is not a recommendation or endorsement of a scheme nor does it guarantee the commercial merits of a scheme or its performance. It does not mean the scheme is suitable for all investors nor is it an endorsement of its suitability for any particular investor or class of investors.

509110-4-67-v0.6	- 1 -	10-40562958

Total Outstanding Shares	Consents Required	Consents For

262,700,000	133,977,000	138,724,221.220

Proposal 2:

The proposal to approve the amendment to section 3.08 of the Trust Indenture to permit the Sponsor to compensate affiliates for providing marketing and other services to the Trust, was approved based on the following votes:

Total Outstanding Shares	Consents Required	Consents For

262,700,000	133,977,000	133,987,777.560

Effective Date of the Proposals

Neither Proposal 1 nor Proposal 2 will be implemented until such time as reasonable procedures have been effected to prevent the Trust from having to pay more than 0.40% per year of the daily NAV of the Trust for the ordinary expenses of the Trust to be paid by the Sponsor in the event the Sponsor does not pay one or more of the Trust’s service providers.

In any event, all amendments to the Trust Indenture (including the two proposals) will be implemented no sooner than three business days from the date of this notice. Shareholders will be notified of the implementation date by means of a posting on the website of the Hong Kong Stock Exchange.

Additional Information

If you are in doubt or have questions about the contents of this notice, or if you would like additional information, please contact State Street Global Advisors Asia Limited (as the Hong Kong Representative of the Trust (the “Hong Kong Representative”)) at 68/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong or by calling +852 2103 0100.

The Trust Indenture, the proposed amendments to the Trust Indenture and the Consent Solicitation Statement will be available for inspection, free of charge, at the office of the Hong Kong Representative. The Sponsor accepts full responsibility for the accuracy of the information contained in this notice and confirms, having made all reasonable enquiries, that to the best of its knowledge and belief, there are no other facts the omission of which would make any statement misleading.

World Gold Trust Services, LLC

as Sponsor of the Trust

26 February 2015

509110-4-67-v0.6	- 2 -	10-40562958

Item 2

[Translation]

Notification of Amendments to the Trust Indenture

of a Listed Investment Trust

Date submitted: February 26, 2015

To All Persons Concerned,

Name of Management Company	World Gold Trust Services, LLC (Company Code Number: 13264)
Name and Title of Representative	Name: John Adrian Pound Title: Chief Financial Officer
Address of Attorney-in-Fact	Nishimura & Asahi Ark Mori Bldg 12-32, Akasaka 1-chome Minato-ku, Tokyo, Japan
Name of Attorney-in-Fact	Name: Kei Ito Title: Attorney-at-Law
Contact Information for Inquiries	Nishimura & Asahi Name: Tomoko Yanase Title: Attorney-at-Law Telephone Number: (03)5562-8500

As informed in the “Notification of Amendments to the Trust Indenture of a Listed Investment Trust and Record Date Regarding Voting of Beneficial Owners” dated May 30, 2014, we, as Sponsor of SPDR® Gold Trust (the “Trust”), solicited the consent of beneficial owners of the Trust (the “Consent Solicitation”) for amendments to the trust indenture of the Trust dated November 12, 2004, between us, as Sponsor, and The Bank of New York Mellon, as Trustee, as amended (the “Trust Indenture”), regarding SPDR® Gold Shares (Code Number: 1326) (for which we act as the Sponsor and the Management Company).

We hereby give notice that both the two proposals (the “Proposed Amendments”), which were stated in greater detail in the “Notification of Amendments to the Trust Indenture of a Listed Investment Trust” dated June 20, 2014, were approved by the requisite 51% majority of the Trust’s beneficial holders. As a result, the Consent Solicitation period for the beneficial owners in Japan announced by the “Notification of Amendments to the Trust Indenture of a Listed Investment Trust and Record Date Regarding Voting of Beneficial Owners” dated December 17, 2014, has concluded and the voting deadline has expired. The Proposed Amendments will be incorporated into an Amendment No. 5 to the Trust Indenture, which will be made effective on a day to be selected by the Sponsor and the Trustee.